LIBERTY SILVER REACHES AGREEMENT TO SETTLE

SECURITIES CLASS-ACTION LAWSUIT

December 8, 2014 – Toronto, Ontario:  Liberty Silver Corp. (“Liberty” or the “Company”) today announced that it has reached a settlement in principle regarding the consolidated securities class action filed in September 2013 in U.S. federal court in the Southern District of Florida pertaining to anomalous trading activity and fluctuations in the Company’s share price from August through October 2012.  The settlement, which is subject to final documentation as well as review by the court, provides for a payment of $1 million cash, to be paid by the Company's D&O insurance coverage.  This settlement, without in any way acknowledging any fault or liability, would lead to a full and final dismissal with prejudice of all claims against Liberty Silver, Geoffrey Browne, and William Tafuri in the litigation.  Although defendants continue to deny plaintiffs' allegations, the Company believes it is in the best interests of its stockholders to focus its attention on its business and put the matter behind it.  The settlement is subject to approval by the Court.

About Liberty Silver Corp.

Liberty is focused on exploring and advancing mineral properties located in North America. Liberty is led by an experienced board of directors and a skilled management team, which is committed to creating value for its shareholders by developing new resources on its current properties, and by acquiring new properties that have the potential to increase their resource base. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty’s flagship project.  Liberty has the right to earn a joint venture interest in the 10,020-acre Trinity Silver Project pursuant to the terms of an earn-in agreement with Renaissance Exploration Inc.

Information about Liberty is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information contact:

Manish Z. Kshatriya

President and Chief Executive Officer

(888) 749-4916

mkshatriya@libertysilvercorp.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. The forward looking statements made herein are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations or assumptions with respect to, among other things, the Company’s present and future financial condition, the Company’s ability to refinance or convert the New Loan upon maturity or to otherwise secure additional sources of financing, and the state of financial markets. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”, and may include statements regarding, among other things, the uses of proceeds from the New Loan, future advances under or extensions to the New Loan, and conversions of the New Loan into equity of the Company. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for precious metals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; operational difficulties encountered in connection with the activities of the Company; efforts required to comply with the terms of the New Loan; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.